SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-KAMAN CORPORATION

                    GABELLI INTERNATIONAL LTD
                                 1/10/02            1,000-           15.8500
                    GAMCO INVESTORS, INC.
                                 2/25/02            1,400            15.1107
                                 2/14/02            2,700            14.8389
                                 1/24/02            1,000-           14.8200
                                 1/24/02            1,000            14.8200
                                 1/22/02              500-             *DO
                                 1/14/02            4,000            15.9370
                     GABELLI FUNDS, LLC.
                         GABELLI ASSET FUND
                                 2/27/02           25,000            15.1354


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.